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                                                                     EXHIBIT 3.2


                                FEDEX CORPORATION


                       SECOND AMENDED AND RESTATED BYLAWS

                    ADOPTED AND EFFECTIVE AS OF MAY 28, 2004


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                                TABLE OF CONTENTS

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
ARTICLE I.    OFFICES......................................................................1
    1         Registered Office and Agent..................................................1
    2         Other Offices................................................................1

ARTICLE II.   MEETINGS OF STOCKHOLDERS.....................................................1
    1         Place of Meetings............................................................1
    2         Annual Meeting...............................................................1
    3         Notice of Annual Meeting.....................................................1
    4         List of Stockholders Entitled to Vote........................................1
    5         Special Meetings.............................................................2
    6         Notice of Special Meeting....................................................2
    7         Quorum; Adjournment of Meetings..............................................2
    8         Required Vote................................................................2
    9         Voting; Proxies..............................................................3
   10         Conduct of Meeting...........................................................3
   11         Action Without a Meeting.....................................................3
   12         Nomination of Directors and Stockholder Business at Annual Meeting...........3

ARTICLE III.  DIRECTORS....................................................................4
    1         Number, Election and Term of Directors.......................................4
    2         Newly Created Directorships and Vacancies....................................5
    3         Powers.......................................................................5
    4         Place of Meetings; Minutes...................................................5
    5         Regular Meetings.............................................................5
    6         Special Meetings.............................................................6
    7         Quorum; Required Vote; Adjournment...........................................6
    8         Action Without a Meeting.....................................................6
    9         Board Committees.............................................................6
   10         Committee Authority..........................................................6
   11         Committee Procedure and Meetings.............................................7
   12         Compensation.................................................................7

ARTICLE IV.   NOTICES......................................................................7
    1         Method.......................................................................7
    2         Waiver.......................................................................7

ARTICLE V.    OFFICERS.....................................................................7
    1         Titles; Election; Term of Office.............................................7
    2         Removal......................................................................8
    3         Vacancies....................................................................8
    4         Powers and Duties............................................................8
    5         Compensation.................................................................8

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
ARTICLE VI.   INDEMNIFICATION..............................................................8
    1         Rights to Indemnification and Advancement of Expenses........................8
    2         Non-Exclusivity of Rights....................................................9
    3         Nature of Rights.............................................................9

ARTICLE VII.  MISCELLANEOUS PROVISIONS.....................................................9
    1         Shares of Stock..............................................................9
    2         Stock Certificates...........................................................9
    3         Lost, Stolen or Destroyed Certificates.......................................9
    4         Record Date..................................................................9
    5         Registered Stockholders.....................................................10
    6         Dividends...................................................................10
    7         Fiscal Year.................................................................10
    8         Seal........................................................................10
    9         Resignations................................................................10
   10         Invalid Provisions..........................................................10
   11         Headings....................................................................10

ARTICLE VIII. AMENDMENTS..................................................................11
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                                FEDEX CORPORATION

                       SECOND AMENDED AND RESTATED BYLAWS


                               ARTICLE I. OFFICES

     Section 1. REGISTERED OFFICE AND AGENT. The registered office and registered agent of the corporation in the State of Delaware shall be as designated from time to time by the appropriate filing by the corporation in the office of the Secretary of State of the State of Delaware.

     Section 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require.

                      ARTICLE II. MEETINGS OF STOCKHOLDERS

     Section 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware.

     Section 2. ANNUAL MEETING. An annual meeting of stockholders shall be held on such date and at such time as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. At each annual meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

     Section 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place (if any), date and time of the meeting and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 4. LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the corporation determines to make the list available on an electronic network, the corporation may take

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reasonable steps to ensure that such information is available only to stockholders. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

     Section 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and chief executive officer and shall be called by the chairman of the board and chief executive officer or secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. NOTICE OF SPECIAL MEETING. Written notice of a special meeting stating the place (if any), date and time of the meeting, the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting or in a duly executed waiver of notice of such meeting.

     Section 7. QUORUM; ADJOURNMENT OF MEETINGS. Except as otherwise provided by law or the certificate of incorporation, the holders of a majority of the outstanding shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum shall not be present or represented at any meeting of stockholders, the holders of a majority of the shares entitled to vote at the meeting who are present in person or represented by proxy or the chairman of the meeting may adjourn the meeting until a quorum shall be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8. REQUIRED VOTE. When a quorum is present at any meeting of stockholders, the vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote shall decide any question (other than the election of directors) brought before such meeting, unless the question is one upon which, by express provision of law, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be

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elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Section 9. VOTING; PROXIES. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as permitted by law. Such proxy must be filed with the secretary of the corporation or his or her representative or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 10. CONDUCT OF MEETING. Except to the extent inconsistent with any rules and regulations adopted by the board of directors for the conduct of any meeting of stockholders, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

     Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock of the corporation as to dividends or upon liquidation, special meetings of stockholders of the corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors.

     Section 12. NOMINATION OF DIRECTORS AND STOCKHOLDER BUSINESS AT ANNUAL MEETING. Nominations of persons for election to the board of directors or proposals of any other matter for stockholder action may be made at an annual meeting of stockholders by any stockholder who is entitled to vote at the meeting, who has complied with the notice procedures set forth in this Section and who was a stockholder of record at the time of giving such notice. For business other than a nomination to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action. A notice of a stockholder to make a nomination or to bring any other matter for stockholder action before an annual meeting of stockholders shall be made in writing and received by the secretary of the corporation not more than 120 days and not less than ninety days in advance of the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called on a date that is not within thirty days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the first to occur of the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

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     Every such notice by a stockholder shall set forth:

     (a) the name and address of the stockholder who intends to make a nomination or bring up any other matter;

     (b) a representation that the stockholder is a holder of the corporation's voting stock (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

     (c) with respect to notice of an intent to make a nomination, a description of all agreements, arrangements or understandings (whether written or oral) among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

     (d) with respect to notice of an intent to make a nomination, the name and address of each nominee and such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the board of directors of the corporation; and

     (e) with respect to notice of an intent to bring up any other matter, a description of the matter, including the complete text of any resolutions intended to be presented at the meeting, the reasons for bringing up such matter at the meeting and any personal or other material interest of the stockholder in the matter.

     A stockholder seeking to make a nomination or bring up any other proper matter for stockholder action before an annual meeting shall promptly provide to the corporation any other information reasonably requested by the corporation. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the corporation if so elected.

     At the annual meeting of stockholders, the chairman of the meeting shall declare out of order and disregard any nomination or other matter proposed to be brought before the meeting that has not been made in accordance with this Section.

                             ARTICLE III. DIRECTORS

     Section 1. NUMBER, ELECTION AND TERM OF DIRECTORS. Subject to the provisions of any resolution or resolutions of the board of directors providing for the issuance of any series of preferred stock pursuant to article fourth of the certificate of incorporation, the number of directors which shall constitute the whole board shall be not less than nine or more than fifteen and the board of directors shall be divided into three classes as nearly equal in number as possible, as determined by the board of directors. The terms of office of the directors originally classified shall be as follows: that of Class III shall expire at the next annual meeting of

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stockholders in 1998, Class I at the second succeeding annual meeting of stockholders in 1999 and Class II at the third succeeding annual meeting of stockholders in 2000. At each annual meeting of stockholders after such original classification, directors chosen to succeed those whose terms then expire shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Subject to the provisions of any resolution or resolutions of the board of directors providing for the issuance of any series of preferred stock pursuant to article fourth of the certificate of incorporation, if the number of directors is increased by the board of directors and any newly created directorships are filled by the board of directors, as provided in Section 2 of this Article, such additional directors shall be classified by the board of directors as provided above so that the three classes remain as nearly equal in number as possible and shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall have been elected and qualified. Directors elected by the board of directors, as provided in Section 2 of this Article, to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected expires. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the provisions of any resolution or resolutions of the board of directors providing for the issuance of any series of preferred stock pursuant to article fourth of the certificate of incorporation, vacancies and newly created directorships resulting from an increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which they shall have been chosen and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all the powers of the corporation, subject to the restrictions imposed by law, the certificate of incorporation or these bylaws.

     Section 4. PLACE OF MEETINGS; MINUTES. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware, and shall cause minutes of its proceedings to be prepared and placed in the minute books of the corporation.

     Section 5. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall be determined by the board.

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     Section 6.   SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board or the chief executive officer upon notice to each director and shall be called by the chairman of the board, chief executive officer or secretary in like manner and on like notice on the written request of two or more directors. Neither the business to be transacted at, nor the purpose of, any special meeting of the board need be specified in the notice of such meeting.

     Section 7. QUORUM; REQUIRED VOTE; ADJOURNMENT. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. ACTION WITHOUT A MEETING. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

     Section 9. BOARD COMMITTEES. The board of directors may designate one or more committees, each committee to consist of one or more directors appointed by the board of directors. The number of committee members may be increased or decreased by the board of directors. Each committee member shall serve as such until the earliest of the expiration of his or her term as a director or his or her death or resignation or removal as a committee member or as a director. The board of directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     Section 10. COMMITTEE AUTHORITY. Any such committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation as may be delegated to it by the board of directors, except to the extent expressly restricted by law, the certificate of incorporation or these bylaws. Each committee shall have such name as may be determined by the board of directors. Unless otherwise provided in the certificate of incorporation, these bylaws or a resolution of the board of directors, each committee may form and delegate authority to any subcommittee as it deems appropriate or advisable.

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     Section 11.  COMMITTEE PROCEDURE AND MEETINGS. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors when requested. Unless the board of directors otherwise provides, each committee may determine its own rules and procedures for the conduct of its business. At every meeting of a board committee, fifty percent or more of the total number of members shall constitute a quorum and the act of a majority of the members present at such meeting shall be the act of the committee.

     Section 12. COMPENSATION. Directors and members of committees may receive such compensation for their services and such reimbursement for their expenses as the board of directors shall determine.

                               ARTICLE IV. NOTICES

     Section 1. METHOD. Whenever notice is required by law, the certificate of incorporation or these bylaws to be given to any director, committee member or stockholder, personal notice shall not be required and any such notice may be given in writing (a) by mail, postage prepaid, addressed to such director, committee member or stockholder at his or her address as it appears on the records of the corporation, or (b) by any other method permitted by law (including, but not limited to, overnight courier service, facsimile, electronic mail or other means of electronic transmission). Any notice given by mail shall be deemed to have been given when deposited in the United States mail as set forth above. Any notice given by overnight courier service shall be deemed to have been given when delivered to such service with all charges prepaid and addressed as set forth above.

     Section 2. WAIVER. Whenever notice is required by law, the certificate of incorporation or these bylaws to be given to any director, committee member or stockholder, a waiver thereof in writing signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders, the board of directors or a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the certificate of incorporation or these bylaws.

                               ARTICLE V. OFFICERS

     Section 1. TITLES; ELECTION; TERM OF OFFICE. The officers of the corporation shall be a president, secretary and such other officers as the board of directors may elect or appoint, including, without limitation, a chairman of the board, a chief executive officer, one or more vice presidents (with each vice president to have such descriptive title, if any, as the board of directors shall determine), a treasurer, one or more assistant secretaries and one or more assistant treasurers. Each officer shall hold office until his or her successor has been duly elected and qualified or, if earlier, until his or her death, resignation or removal. Any two or more offices may be held by the same person. Except for the chairman of the board, none of the officers need be a director of the

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corporation. The chairman of the board shall be the chief executive officer of the corporation, unless the board of directors designates a different officer as chief executive officer.

     Section 2. REMOVAL. The board of directors may remove any officer of the corporation with or without cause at any time. Election or appointment of an officer shall not of itself create contract rights.

     Section 3. VACANCIES. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     Section 4. POWERS AND DUTIES. Officers shall have such powers and duties in the management of the corporation as (a) are provided in these bylaws, (b) may be prescribed by the board of directors or by an officer authorized to do so by the board, and (c) generally pertain to their respective offices, subject to the control of the board of directors and any officer to whom they report. One officer shall have responsibility for keeping the minutes of all proceedings of the board of directors, board committees and stockholders in books provided for that purpose, and shall attend to the giving and service of all notices.

     Section 5. COMPENSATION. The compensation of officers shall be determined by the board of directors; provided, however, that, unless otherwise provided by law, the board of directors may delegate the power to determine the compensation of any officer (other than the officer to whom such power is delegated) to the independent members of the board, a committee of the board, the chairman of the board, the president or such other officers as may be designated by the board or a committee of the board.

                           ARTICLE VI. INDEMNIFICATION

     Section 1. RIGHTS TO INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, (a) indemnify and hold harmless any person who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or managing director (or its equivalent) of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person in connection therewith, and (b) pay the expenses (including attorneys' fees) incurred by any such person in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the action, suit or proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should ultimately be determined that the person is not entitled to be indemnified under this Article or otherwise. The corporation shall be required to indemnify and advance expenses to any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation.

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     Section 2.   NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and the advancement of expenses, as conferred on any person by the provisions of this Article, shall not be deemed exclusive of any other rights to which such person may have or hereafter acquire under any law, provision of the certificate of incorporation, these bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise.

     Section 3. NATURE OF RIGHTS. The rights to indemnification and the advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be a director, officer or managing director (or its equivalent) and shall inure to the benefit of the heirs, executors and administrators of such person. The provisions of this Article shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this Article is in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.

                      ARTICLE VII. MISCELLANEOUS PROVISIONS

     Section 1. SHARES OF STOCK. The shares of stock of the corporation shall be represented by certificates or shall be uncertificated. The board of directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of uncertificated shares or certificates for shares of stock of the corporation.

     Section 2. STOCK CERTIFICATES. Certificates for shares of stock of the corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the chairman of the board or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificate for shares or uncertificated shares of stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except on production of such evidence of such loss, theft or destruction and on delivery to the corporation of a bond of indemnity in such amount, upon such terms and secured by such surety as the board of directors or its designee may require.

     Section 4. RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor

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more than sixty days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 5. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 6. DIVIDENDS. The board of directors may declare, and the corporation may pay, dividends on the corporation's outstanding shares of stock in the manner and upon the terms and conditions provided by law and the certificate of incorporation.

     Section 7. FISCAL YEAR. The fiscal year of the corporation shall be fixed by the board of directors.

     Section 8. SEAL. The seal of the corporation shall be in such form as may from time to time be approved by the board of directors or by an officer authorized to do so by the board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 9. RESIGNATIONS. Any director, committee member or officer may resign at any time upon notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect at the time specified in the notice of resignation or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

     Section 10. INVALID PROVISIONS. If any provision of these bylaws is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the stockholders would not be materially and adversely affected thereby, such provision shall be fully separable, and these bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of these bylaws shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of these bylaws, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 11. HEADINGS. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

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                            ARTICLE VIII. AMENDMENTS

     Subject to the provisions of the certificate of incorporation of the corporation, these by-laws may be altered, amended, or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such special meeting. Notwithstanding the foregoing and anything contained in these bylaws to the contrary, Sections 1 and 2 of Article III herein shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these by-laws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VIII.

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